SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

SECURITY BANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Georgia	000-23261	58-2107916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4219 Forsyth Road, Macon, Georgia 31210

(Address of Principal Executive Offices)

(478) 722-6200

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 19, 2005, Security Bank Corporation (the “SBKC”) “) announced the execution of an Agreement and Plan of Reorganization dated January 19, 2005 (the “Agreement”) to acquire SouthBank, a Georgia state bank (“SouthBank”). A copy of the Agreement is attached as Exhibit 2.1 and the press release issued by SBKC announcing the signing of the Agreement is attached as Exhibit 99.1.

Under the terms of the Agreement, which has been approved by the boards of directors of SBKC and SouthBank, SBKC will issue an aggregate of $9,660,000 in cash (representing 30% of the aggregate merger consideration) and 560,836 shares of SBKC common stock (representing 70% of the aggregate merger consideration). SouthBank shareholders may elect to receive cash, SBKC common stock, or a combination of both in the merger, subject to pro rata adjustment in order to ensure the payment of the aggregate amounts of cash and stock described above. As of the date of the Agreement, the value of the merger consideration to be exchanged for SouthBank’s common stock was approximately $32.2 million. Upon consummation of the merger, SouthBank will change its name to Security Bank of North Metro and become a subsidiary of SBKC.

Consummation of the transactions contemplated by the Agreement is subject to approval by SouthBank’s shareholders and applicable regulatory authorities. Management anticipates that subject to receipt of all required consents and approvals, the merger will be effected during the second quarter of 2005.

SBKC will file a registration statement, including a proxy statement addressed to SouthBank’s shareholders and a prospectus for the SBKC stock to be offered in the merger, with the SEC. A definitive proxy statement will be sent to SouthBank’s shareholders seeking their approval of the plan. Investors and shareholders are urged to read the registration statement carefully when it becomes available, because it will contain important information about the merger. Investors and shareholders may obtain a free copy of the registration statement, when it becomes available, and other documents filed with, or furnished to, the SEC by the Company at the SEC’s website at http://www.sec.gov. Copies of the registration statement and other documents filed by SBKC with the SEC may also be obtained for free from SBKC by directing a written request to Security Bank Corporation, 4219 Forsyth Road, Macon, Georgia 31210; attn: Chief Financial Officer.

Item 2.02	Results of Operations and Financial Condition

On January 19, 2005, the Company announced earnings for the fiscal year ended December 31, 2004. See Exhibit 99.1 for additional information.

Item 9.01	Financial Statements and Exhibits

Exhibit 2.1	-	Agreement and Plan of Reorganization between SBKC and SouthBank, dated January 19, 2005.

Exhibit 99.1	-	Press release dated January 19, 2005 announcing execution of merger agreement and 2004 earnings.*

*	Furnished but not “filed” for the purposes of determining liability under Section 18 of the Securities Exchange Act of 1934, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY BANK CORPORATION

DATE: January 20, 2005	By:	/s/ H. Averett Walker
H. Averett Walker President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

2.1	Agreement and Plan of Reorganization between SBKC and SouthBank, dated January 19, 2005.

99.1	Press release announcing execution of merger agreement and 2004 earnings, dated January 19, 2005.